March 8, 2006



FOR IMMEDIATE RELEASE

Contact:  Laura Ulbrandt  (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
                             ANNOUNCES 2005 RESULTS



Leucadia National Corporation (LUK - NYSE) today announced its operating results for the year ended December 31, 2005. During 2005, the Company recorded an adjustment that reduced the deferred tax asset valuation allowance and credited income tax expense by $1,135,100,000. Although this adjustment significantly increases reported net income for the period and shareholders' equity as of December 31, 2005, it is not a cash gain, and it does not represent any immediate income tax savings. The adjustment results from the Company's conclusion that it is more likely than not that it will have future taxable income sufficient to realize a portion of the net deferred tax asset, and is required to be recorded under generally accepted accounting principles.

Net income was $1,636,041,000 (including the $1,135,100,000 adjustment referred to above) or $14.27 per diluted common share for the year ended December 31, 2005 compared to $145,500,000 or $1.34 per diluted common share for the year ended December 31, 2004. Net income for 2005 included $411,929,000 of income from discontinued operations or $3.56 per diluted common share, including gain on disposal, while net income for 2004 included $63,049,000 of losses from discontinued operations or $.56 per diluted common share, including gain on disposal.

For more information on the adjustment described above and the Company's results of operations for 2005, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission today.





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           SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
           ----------------------------------------------------------
                (In thousands, except earnings per share amounts)
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

                                                                               For the Three Month             For the Year
                                                                            Period Ended December 31,        Ended December 31,
                                                                            -------------------------        ------------------
                                                                               2005            2004         2005          2004
                                                                               -----          ------       ------        ------
                                                                                  (Unaudited)

Revenues and other income                                                   $   317,922    $  138,217    $ 1,041,147   $   637,962
                                                                            ===========    ==========    ===========   ===========

Net securities gains                                                        $    76,084    $   25,501    $   208,816   $   136,564
                                                                            ===========    ==========    ===========   ===========

Income (loss) from continuing operations before income
   taxes and equity in income (losses) of associated companies              $    36,044    $   (9,928)   $   138,163   $   111,878

Income tax (benefit) provision                                                      637        (3,277)    (1,131,082)      (20,192)
                                                                            -----------    ----------    -----------   -----------

Income (loss) from continuing operations before equity
   in income (losses) of associated companies                                    35,407        (6,651)     1,269,245       132,070

Equity in income (losses) of associated companies, net of
   taxes                                                                        (57,095)       52,266        (45,133)       76,479
                                                                            -----------    ----------    -----------   -----------

Income (loss) from continuing operations                                        (21,688)       45,615      1,224,112       208,549

Income (loss) from discontinued operations, including gain
   on disposal, net of taxes                                                    279,891         3,298        411,929       (63,049)
                                                                            -----------    ----------    -----------   -----------
   Net income                                                               $   258,203    $   48,913    $ 1,636,041   $   145,500
                                                                            ===========    ==========    ===========   ===========

Basic earnings (loss) per common share:
Income (loss) from continuing operations                                          $(.20)        $ .43         $11.36        $ 1.95
Income (loss) from discontinued operations, including gain
   on disposal                                                                     2.59           .03           3.82          (.59)
                                                                                  -----         -----         ------        ------
   Net income                                                                     $2.39         $ .46         $15.18        $ 1.36
                                                                                  =====         =====         ======        ======

Number of shares in calculation                                                 107,983       107,404        107,765       106,692
                                                                                =======       =======        =======       =======

Diluted earnings (loss) per common share:
Income (loss) from continuing operations                                          $(.20)        $ .41         $10.71        $ 1.90
Income (loss) from discontinued operations, including gain
   on disposal                                                                     2.59           .03           3.56          (.56)
                                                                                  -----         -----         ------        ------
   Net income                                                                     $2.39         $ .44         $14.27        $ 1.34
                                                                                  =====         =====         ======        ======

Number of shares in calculation                                                 107,983       115,560        115,637       112,746
                                                                                =======       =======        =======       =======



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